UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Shenandoah Telecommunications Company

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SHENANDOAH TELECOMMUNICATIONS COMPANY
500 Shentel Way
Edinburg, Virginia 22824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2014

To our shareholders:

Notice is hereby given that the 2014 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, April 22, 2014, at 11:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect three directors to the Board of Directors of the Company (the “Board”) for a term expiring at the annual meeting of shareholders in the year 2017;

2.	to ratify the audit committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014;

3.	to consider and approve, in a non-binding vote, the Company’s named executive officer compensation;

4.	to approve the Company’s 2014 Equity Incentive Plan; and

5.	to consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2014 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.  All shareholders are cordially invited to attend this meeting.  A light lunch will be provided.

This year, we have elected to furnish certain proxy materials to our shareholders electronically, so that we can provide our shareholders with the information they need and also reduce our costs of printing and delivery as well as reduce the environmental impact of our Annual Meeting.

Your vote is very important to us.  Whether or not you plan to attend the meeting in person, your shares should be represented and voted.  Please promptly vote your proxy.  You may vote online at www.proxyvote.com where you will need to enter the control number provided in the proxy materials, and then follow the voting instructions provided.  Submitting the proxy online, by telephone, or by mail before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Raymond B. Ostroski
Secretary

Dated: March 13, 2014

SHENANDOAH TELECOMMUNICATIONS COMPANY
500 Shentel Way
Edinburg, Virginia 22824
Annual Meeting of Shareholders
April 22, 2014

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company’s 2014 annual meeting of shareholders to be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, April 22, 2014, at 11:00 a.m., local time.  The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

The Company will pay the cost of this proxy solicitation.  In addition to the solicitation of proxies by electronic delivery, officers and other employees of the Company may solicit proxies by personal interview, telephone and e-mail.  None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties.  The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares.  The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 500 Shentel Way, Edinburg, Virginia, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed voting instructions are first being delivered to the Company’s shareholders on or about March 13, 2014.  In accordance with the rules of the Securities and Exchange Commission, we are furnishing certain proxy materials (Proxy Statement, Proxy Card and Annual Report on Form 10-K) by providing access to these materials electronically on the Internet.  As such, we are not mailing a printed copy of these proxy materials to each shareholder of record or beneficial owner, and our shareholders will not receive printed copies of these proxy materials unless they request this form of delivery.  Printed copies will be provided upon request at no charge.  We are delivering a Notice of Meeting and a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders on or about March 13, 2014.  The Notice of Internet Availability is in lieu of mailing the printed proxy materials, and contains instructions for our shareholders as to how they may: (1) access and review our proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials.  Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability.  We believe that providing proxy materials electronically will enable us to save costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings.  A request to receive proxy materials in printed form will remain in effect until such time as the shareholder elects to terminate it.

Voting and Revocability of Proxies

Shares of the Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy.  If no instructions are indicated, such shares will be voted FOR: (1) the election of the three director nominees to the Company’s Board of Directors; (2) auditor ratification; (3) the approval, in a non-binding vote, of the named executive officer compensation; and (4) the approval of the Company’s 2014 Equity Incentive Plan.  Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy.  Management is not aware of any other matters that are likely to be brought before the annual meeting.  If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the proxy will vote on such matter in their own discretion.

A shareholder executing a proxy may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person.  Attending the annual meeting will not automatically revoke the shareholder’s proxy.  All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on February 28, 2014, will be eligible to vote at the annual meeting.  Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder.  As of February 28, 2014, there were 24,079,736 shares of common stock outstanding.

A majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting.  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present.  Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires the affirmative vote of a majority of the votes cast for the election of directors.  Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving more than half of the votes cast in favor of their election.  In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees.

The proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against approval of the proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The proposal to approve, in a non-binding vote, the named executive officer compensation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The proposal to approve the Company’s 2014 Equity Incentive Plan requires a majority of the votes cast in favor of the proposal for it to be approved.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the ratification of auditors, when they have not received instructions from their customers.  Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers.  A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.  A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Shareholders

The Company is required to file an annual report on Form 10-K for the year ended December 31, 2013 with the Securities and Exchange Commission (the “SEC”).  A copy of the Company’s annual report on Form 10-K does not accompany this proxy statement.  Shareholders may obtain, free of charge, a copy of the 2013 Form 10-K, without exhibits, by following the instructions in the Notice of Internet Availability or by writing to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.  The annual report on Form 10-K is also available through the Company’s website at www.shentel.com.  The annual report to shareholders and the Form 10-K are not proxy-soliciting materials.

Important Notice Regarding Delivery of Shareholder Documents

The Company has taken advantage of the “householding” rules of the SEC.  For shareholders requesting to receive proxy materials in printed form, the householding rules permit the delivery of one set of the printed proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. If you wish to receive a paper copy of our annual report to shareholders or this proxy statement, you may follow the instructions on the Notice of Internet Availability or make a written request to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Shareholder Services, or call us at 540-984-5200.  If you are receiving multiple copies of our annual report to shareholders and proxy statement, you can request householding or electronic delivery by contacting Shareholder Services in the same manner.

SECURITY OWNERSHIP

Management Ownership of Common Stock

The following table presents, as of February 28, 2014, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each director and each nominee to the Board of Directors;

•	each executive officer of the Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and

•	all directors and executive officers of the Company as a group.

As of February 28, 2014, there were 24,079,736 shares of common stock outstanding.

The information presented below regarding beneficial ownership of the Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner (Directors, Nominees and Executive Officers)	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Douglas C. Arthur	13,518	*
Ken L. Burch	231,446	*
Tracy Fitzsimmons	5,473	*
John W. Flora	5,218	*
Christopher E. French	1,038,236	4.30
Richard L. Koontz, Jr.	7,285	*
Dale S. Lam	9,228	*
Jonelle St. John	4,816	*
James E. Zerkel II	35,566	*
Earle A. MacKenzie	274,576	1.14
Adele M. Skolits	34,379	*
William L. Pirtle	27,818	*
Raymond B. Ostroski	0	*

All directors, nominees and executive officers as a group (16 persons)	1,724,608	7.10
*Less than 1%.

The percentage of beneficial ownership as to any person as of February 28, 2014, is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of February 28, 2014, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by Mr. Arthur include 1,200 shares of common stock owned of record by his spouse.  Mr. Arthur disclaims beneficial ownership of such shares.  Of the shares of stock shown as beneficially owned by Mr. Arthur, 6,000 shares are pledged as security for personal indebtedness.

The shares of common stock shown as beneficially owned by Mr. Burch include 567 shares of common stock owned of record by his spouse.  Mr. Burch disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. French include 55,230 shares of common stock owned of record by his spouse, 20,502 shares of common stock owned of record by his children, 734,801 shares owned of record by 14 trusts for the benefit of Mr. French’s family members for which Mr. French serves as trustee, and options exercisable within 60 days of February 28, 2014 to purchase 67,314 shares of common stock.  Mr. French disclaims beneficial ownership of the shares owned of record by his spouse and children.  Of the shares shown as beneficially owned by Mr. French, 23,000 shares are pledged as security for personal indebtedness, and an aggregate of 33,450 shares owned of record by trusts for the benefit of Mr. French’s family members are pledged as security for lines of credit.

The shares of common stock shown as beneficially owned by Mr. Zerkel include 750 shares of common stock owned of record by his spouse.  Mr. Zerkel disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. MacKenzie include 118,758 shares of common stock owned of record by his spouse, and options exercisable within 60 days of February 28, 2014 to purchase 107,159 shares of common stock.  Mr. MacKenzie disclaims beneficial ownership of the shares owned of record by his spouse.

The shares of common stock shown as beneficially owned by Ms. Skolits include options exercisable within 60 days of February 28, 2014 to purchase 14,380 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. Pirtle include options exercisable within 60 days of February 28, 2014 to purchase 10,109 shares of common stock.

The shares of common stock shown as beneficially owned by all directors, nominees and executive officers as a group includes options exercisable within 60 days of February 28, 2014 to purchase 224,194 shares of common stock.

Principal Shareholders

The following table presents, as of February 28, 2014, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by each person known to the Company to be the beneficial owner of more than 5% of the common stock.  The information is based on the most recent Schedule 13G filed with the SEC on behalf of such persons.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (%)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,745,429	7.25

The shares of common stock shown as beneficially owned by BlackRock, Inc. were reported on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014.  BlackRock, Inc. reported sole power to vote 1,675,989 shares and sole power to dispose of all 1,745,429 shares shown.

ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s articles of incorporation provide that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible.  The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2015 and at the annual meeting of shareholders in 2016, respectively.  Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

Douglas C. Arthur, Tracy Fitzsimmons and John W. Flora have been nominated for election to the class with a three-year term that will expire at the annual meeting of shareholders in 2017.  All nominees are incumbent directors who have served on the Board of Directors since 1997, 2005 and 2008, respectively.

All three nominees were nominated for election by the Board of Directors and recommended for nomination by the Nominating and Corporate Governance Committee, which consists of Mr. Arthur, Mr. Burch, Mr. Lam, and Mr. Zerkel, each of whom is an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15).

Director Nomination Process

The Board of Directors has, by resolution, adopted a director nomination policy.  The purpose of the nomination policy is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected.  The nomination policy is administered by the Nominating and Corporate Governance Committee of the Board of Directors.

The Nominating and Corporate Governance Committee takes a variety of factors into account in selecting candidates for nomination as directors, including  the Company’s current needs and the qualities needed for board service; experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; the candidate’s reputation, ethical character and maturity of judgment; the desirability of establishing a diversity of viewpoints, backgrounds and experiences among board members; the candidate’s independence under SEC and Nasdaq Marketplace Rules; the candidate’s service on other boards of directors; the absence of conflicts of interest that might impede the proper performance of the candidate’s responsibilities as a director; the candidate’s ability to devote sufficient time to board matters; and the candidate’s ability to work effectively and collegially with other Board members.  The Committee does not give particular weight to any one factor, but instead considers how the attributes of a candidate or nominee would enhance the Board’s overall qualifications and effectiveness.  In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee will review such director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during the term.  For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.  The effectiveness of the Nominating and Corporate Governance Committee’s candidate selection criteria is assessed through the Committee’s annual review of policies regarding Board and committee membership.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms.  The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.  In making recommendations for director nominees for the annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year’s annual meeting of shareholders.  Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

The nomination policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process.  The Nominating and Corporate Governance Committee intends to review the nomination policy at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.  The Nominating and Corporate Governance Committee may amend the nomination policy at any time, in which case the most current version will be available on the Company’s website at www.shentel.com.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a majority of the votes cast at the annual meeting.  Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees.  In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may recommend.  It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Terms Expiring in 2017

Name	Age	Director Since
Douglas C. Arthur	71	1997
Tracy Fitzsimmons	47	2005
John W. Flora	59	2008

Douglas C. Arthur has been an attorney-at-law since 1967, and currently is a sole practitioner in Strasburg, Virginia.  He is a member and Chairman of the Board of Directors of First National Corporation.  Mr. Arthur brings to the Board additional qualifications, including his career as a local attorney with knowledge and experience of general and business legal matters, his public company Board of Directors experience from service as Chairman and director of First National Corporation, his community service through prior membership on the Shenandoah County Public Schools Board, and his knowledge of and history with the Company and the Company’s extensive local shareholder base.

Tracy Fitzsimmons is President of Shenandoah University, Winchester, Virginia, a position she has held since July 2008.  She previously served as Senior Vice President and Vice President for Academic Affairs of Shenandoah University since October 2006 and Vice President of Academic Affairs since July 2002.  Dr. Fitzsimmons also currently serves as a professor of political science at Shenandoah University.  Dr. Fitzsimmons received Ph.D. and M.A. degrees from Stanford University and a B.A. degree from Princeton University.  Dr. Fitzsimmons brings to the Board additional qualifications, including her educational background, budgeting and financial experience with a large diverse educational organization, overall leadership experience and responsibilities as president of a university that offers undergraduate, masters and professional doctorate degrees and is considered a technology leader among higher education institutions.

John W. Flora has been an attorney-at-law since 1980, and currently is a shareholder of Lenhart Pettit PC in Harrisonburg, Virginia.  Mr. Flora’s business and tax practice has ranged from serving as lead counsel of a publicly held Fortune 500 company to representing private companies and their owners from business formation through succession.  Mr. Flora brings to the Board additional qualifications, including his career as an attorney with a regional law firm and his substantial experience in advising public companies, as well as his experience in assisting businesses with a wide variety of legal and regulatory issues.

Directors Whose Terms Expire in 2016

Name	Age	Director Since
Christopher E. French	56	1996
Dale S. Lam	51	2004
James E. Zerkel II	69	1985

Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988.  Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President-Network Service.  Mr. French also serves on the Board of Directors of First National Corporation.  Mr. French brings to the Board additional qualifications, including his engineering and business education, telecommunications industry experience, knowledge of and history with the Company, and public company knowledge, including knowledge gained from service as a director of First National Corporation.  In addition, his substantial ownership of the Company’s common stock serves to align his interests with the Company’s shareholders.

Dale S. Lam has served as President of Strategent Financial, LLC, a financial advisory firm, since November 2008.  Mr. Lam previously served as Chief Financial Officer and member of the Board of Directors of ComSonics, Inc., a cable television equipment manufacturer and repair operation headquartered in Harrisonburg, Virginia, since April 2001.  He is also a Certified Public Accountant.  Mr. Lam brings to the Board additional qualifications, including his industry knowledge gained through his prior employment in a business related to the telecommunications industry, his experience serving as a chief financial officer of a public company, his financial education, and his work experience and qualification as a Certified Public Accountant.  Mr. Lam also serves as an audit committee financial expert.

James E. Zerkel II has served as Vice President of James E. Zerkel, Inc., a hardware firm located in Mt. Jackson, Virginia, since 1970.  Mr. Zerkel also serves on the Board of Directors of the Shenandoah Valley Electric Cooperative.  Mr. Zerkel brings to the Board additional qualifications, including his experience as a successful local businessman with close ties to the community, knowledge of and history with the Company and the Company’s extensive local shareholder base, and his experience in corporate governance from his service on the Board of Directors of Shenandoah Valley Electric Cooperative.

Directors Whose Terms Expire in 2015

Name	Age	Director Since
Ken L. Burch	69	1995
Richard L. Koontz, Jr.	56	2006
Jonelle St. John	60	2007

Ken L. Burch is a farmer who owns a purebred and commercial beef cattle operation near Shenandoah Caverns, Virginia.  Mr. Burch brings to the Board additional qualifications, including his experience as a successful local businessman with close ties to the community, and his knowledge of and history with the Company and the Company’s extensive local shareholder base.  In addition, his substantial ownership of the Company’s common stock serves to align his interests with the Company’s shareholders.

Richard L. Koontz, Jr. has served as Vice President of Holtzman Oil Corporation, a supplier and distributor of petroleum products located in Mt. Jackson, Virginia, since 1988.  He is currently a member of the Shenandoah County Public Schools Board.  Mr. Koontz brings to the Board additional qualifications, including his experience as a member of senior management of a successful regional business, with substantial budget authority and finance responsibilities, his community service through membership on the Shenandoah County Public Schools Board, and his knowledge of the Company’s extensive local shareholder base.

Jonelle St. John is currently a consultant and has previously served as a director and Chairman of the Audit Committee of Motient Corporation, a nationwide provider of two-way, wireless mobile data services and wireless Internet services.  Ms. St. John was the Chief Financial Officer of MCI WorldCom International in London from 1998 through 2000 following her position as the Treasurer of MCI Communications Corporation from 1993 to 1998.  Prior to joining MCI, Ms. St. John served as the Vice President-Finance and Treasurer and was the Vice President and Controller of Telecom*USA from 1985 until it was acquired by MCI in 1990.  Ms. St. John brings to the Board additional qualifications, including her extensive experience, including positions in senior management, with both a successful entrepreneurial company and with publicly-traded telecommunications providers, her experience and knowledge of financial statements and their preparation, and her previous service on a board of a public company.  Ms. St. John also serves as an audit committee financial expert.

Board of Directors and Committees of the Board of Directors

The Board of Directors has determined that with the exception of Christopher E. French, each of the directors and director nominees is an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15).

The Board of Directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications.  Shareholders may send written communications to either the full Board of Directors or the non-management directors as a group by writing to the Board of Directors or the non-management directors at the following address:  Board of Directors/Non-Management Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.  Communications by e-mail should be addressed to corpsec@shentel.net and marked “Attention: Corporate Secretary” in the “Subject” field.  The secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of Board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.

The Board of Directors held twelve meetings during 2013.  During 2013 each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which such director served.  In addition, the independent directors, under the leadership of Mr. Arthur as the Lead Independent Director, met without management present twelve times during 2013.

Eight of nine of the Company’s directors attended the Company’s annual meeting of shareholders in 2013.  The Board of Directors has adopted a policy that all directors should attend the annual meeting of shareholders.

The Board of Directors currently has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating and Corporate Governance Committee.

The Audit Committee, which held seven meetings during 2013, consists of Mr. Lam, who is the Chair, Ms. St. John, and Mr. Arthur.  The Board of Directors has determined that each Audit Committee member meets the independence requirements applicable to audit committee members under the Nasdaq Marketplace Rules and rules of the SEC.  The Board of Directors has determined that Mr. Lam and Ms. St. John are “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and are independent of management.  The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent auditors; pre-approving all audit and non-audit services by the independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the independent auditors; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC; and, providing oversight of the Company’s enterprise risk management process.  The Audit Committee’s duties are set forth in the Committee’s charter, a copy of which is available on the Company’s website at www.shentel.com.

The Compensation Committee, which held six meetings during 2013, consists of Dr. Fitzsimmons, who is the Chair, Mr. Flora, Mr. Koontz and Mr. Zerkel, all of whom meet the independence requirements prescribed by the Nasdaq Marketplace Rules.  The Compensation Committee is responsible, among its other duties, for establishing compensation philosophy, considering and making recommendations to the Board of Directors concerning the salaries and incentive compensation awards for the top levels of management of the Company (including the Chief Executive Officer), considering and making recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, overseeing the Company’s employee benefit and incentive plans (including the Company’s stock incentive plans) and for administering such plans, as well as overseeing the Company’s stock ownership guidelines for officers and directors.  The Compensation Committee’s duties are set forth in the Committee’s charter, a copy of which is available on the Company’s website at www.shentel.com.

For 2013, the Board of Directors did not delegate to the Compensation Committee the authority to determine the overall compensation of the Company’s Chief Executive Officer or Chief Operating Officer.  Instead, in accordance with the Nasdaq Marketplace Rules, the compensation of the Chief Executive Officer and Chief Operating Officer was determined by the Board of Directors upon the recommendation of the Compensation Committee.  Compensation of all other executive officers was determined in accordance with the Nasdaq Marketplace Rules by the Compensation Committee.

During 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”), a company that consults on employee benefits and compensation issues, to provide a review and assessment of the Company’s executive compensation practices and to recommend possible changes that should be considered to those practices.  Frederic Cook was also asked to make recommendations regarding the structure of executive compensation, including the relative levels of base salaries, short-term incentive compensation, and long-term equity-based compensation.

The Company’s Chief Executive Officer is responsible for reviewing the performance of the executive officers who report to him, which included each of the Company’s named executive officers identified in this proxy statement, and bringing individual recommendations for those officers to the independent directors for their review, consideration and approval.  In addition, the Chief Executive Officer and the Company’s Chief Operating Officer are responsible for establishing individual performance objectives for the payment of annual incentive bonuses to the other executive officers.

The Nominating and Corporate Governance Committee, which held three meetings during 2013, consists of Mr. Arthur, who is the Chair, Mr. Burch, Mr. Lam and Mr. Zerkel, all of whom meet the independence requirements prescribed by the Nasdaq Marketplace Rules.  The committee is responsible for recommending candidates for election to the Board of Directors for approval and nomination by the Board of Directors.  The committee is also responsible for making recommendations to the Board of Directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications.  In addition, the committee is responsible for new director orientation, committee structure and membership, communications with shareholders, Board and committee self-evaluations, and exercising oversight with respect to the Company’s code of conduct, insider trading policy, corporate governance guidelines and other policies and procedures regarding adherence with legal requirements.  During 2013 the Nominating and Corporate Governance Committee recommended that the Company adopt formal Corporate Governance Guidelines as well as formal Stock Ownership Guidelines for officers and directors of the Company.  Both of these initiatives were approved by the Board of Directors and implemented by the Company.  The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.shentel.com.

Leadership Structure and the Board’s Role in Risk Oversight

Leadership Structure.  Leadership of the Board of Directors consists of two positions, the Board's Chairman and the Board's Lead Independent Director.  Mr. French serves as Chairman and Mr. Arthur serves as Lead Independent Director.

The Company combines the roles of Chairman and Chief Executive Officer.  The Board has given careful consideration to the merits of separating its roles of Chairman and Chief Executive Officer and has determined that the Company and its shareholders are best served by having Mr. French serve as both Chairman of the Board of Directors and Chief Executive Officer.  Mr. French's combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Mr. French receives assistance with his Board and executive management responsibilities from the Lead Independent Director and the Chief Operating Officer, respectively.

Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of the Company’s business and affairs.  Such oversight is maintained through the composition of our Board, the strong leadership of our independent directors and Board committees, and our corporate governance structures and processes.

The Board of Directors is composed of independent, active and effective directors.  Eight out of our nine directors meet the independence requirements of the Nasdaq Marketplace Rules.  Mr. French is the only member of executive management who is also a director.

The Board of Directors and its committees vigorously oversee the effectiveness of the Company’s policies and management’s decisions, including the execution of key strategic initiatives.  Each of the Board’s committees is composed entirely of independent directors.  Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, including Mr. French’s compensation, the selection and evaluation of directors, and the development and implementation of corporate governance programs.  The Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chief Executive Officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Mr. French’s leadership.

The Board designated Mr. Arthur as Lead Independent Director in 2009, formally recognizing the role he has served for many years.  In this role, Mr. Arthur leads all meetings of independent directors, assists with ensuring the proper functioning of the Board such as maintaining the Board’s focus on strategic issues, and ensures appropriate participation in discussions and meetings by all Board members.  In addition to their reliance upon the Lead Independent Director, the Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Board Role in Risk Oversight.  The Board discharges its risk oversight primarily through its committees, each of which reports its activities to the Board.  The Audit Committee has responsibility to monitor that the Company’s risk management process is followed.  The additional risk oversight responsibilities of the committees include:

Audit Committee.  The Audit Committee has primary responsibility for the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; the performance of the third parties engaged to perform internal control testing to support management's assessment of internal control; the annual independent audit of the Company's financial statements, the engagement of, and the evaluation of the qualifications, independence and performance of, the independent auditors; and, the Company's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures.  As part of its duties, the Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.  The Committee also reviews the Company’s risk assessment and risk management policies.

Compensation Committee.  The Compensation Committee is responsible for exercising oversight with respect to potential compensation-related risks, including management’s assessment of risks related to employee compensation programs.

Nominating and Corporate Governance.  The Nominating and Corporate Governance Committee receives periodic reports with respect to compliance with the Company’s Code of Business Conduct and Ethics, and acts upon any request by executive officers for waivers under the Code of Business Conduct and Ethics, Insider Trading Policy and Corporate Governance Guidelines.  The Committee periodically reviews and assesses the adequacy of the Code of Business Conduct and Ethics, Insider Trading Policy and Corporate Governance Guidelines, and makes recommendations to the Board regarding any desirable revisions.

Director Compensation

Directors who are not employees of the Company receive a fee of $1,000 per month and a fee of $1,250 for each Board of Directors meeting attended in person and $625 per meeting attended by conference call.  Committee members are paid fees of $750 for each committee meeting attended in person or $375 for each committee meeting in which they participate by conference call.  From January 1, 2013 through April 30, 2013, the Committee chairs were paid an additional fee of $100 for each committee meeting they attend in person or by conference call.  Beginning on May 1, 2013, the Lead Independent Director receives a fee of $167 per month for his service, and the chairs of the Audit, Compensation and Nominating and Corporate Governance committees receive a fee of $167, $167 and $42 per month, respectively for their service.  The Company pays its non-employee directors these fees in arrears on a monthly basis.  In addition to cash compensation, the Board may determine, from time to time, to award stock options or restricted stock as additional compensation to non-employee directors.  On February 18, 2013, each non-employee director was awarded a grant of 1,445 shares of restricted stock with a fair value of $13.84 per share.  All of such shares vest ratably on each of the next three anniversaries of the grant date.

In lieu of receiving their fees in cash, each director can elect to have some or all of his or her fees paid in unrestricted shares of the Company’s common stock with such shares being issued to the director out of the shares reserved for issuance under the Company’s 2005 Stock Incentive Plan.  The award of shares in lieu of cash uses the closing price as of the last trading day of the month for which the fees are being paid and the shares are held in book entry until a request is made to convert the book entry shares to certificated shares.  Any cash in lieu of fractional shares resulting from the conversion of book entry shares to whole shares in certificate form is paid out in accordance with the same methodology used in the Company’s Dividend Reinvestment Plan.  A director’s election to receive shares in lieu of cash must have been made by July 1 of each year, and may only be changed on an annual basis.

All directors are reimbursed for the out-of-pocket expenses they incur in attending director education programs.  Additionally, directors are reimbursed for documented mileage incurred for travel to and from Board and committee meetings.

The following table sets forth the compensation paid to the non-employee directors of the Company for their service in 2013.  Amounts shown under the “All Other Compensation” column in the table reflect amounts accrued for a benefit for certain directors upon their retirement from the Board, as described in the paragraph following the table.

2013 Director Compensation Table

Name	Fees Earned or Paid In Cash ($)(a)		All Other Compensation ($)	Stock Awards ($)(c)	Total ($)
Douglas C. Arthur	36,389		3,046	19,999	59,434
Ken L. Burch	29,399	(b)	2,577	19,999	51,975
Tracy Fitzsimmons	32,115	(b)	1,015	19,999	53,128
John W. Flora	31,243		1,763	19,999	53,005
Richard L. Koontz, Jr.	30,500	(b)	1,457	19,999	51,956
Dale S. Lam	36,279		1,117	19,999	57,395
Jonelle St. John	32,776		1,861	19,999	54,636
James E. Zerkel II	33,518		2,577	19,999	56,093

(a)	Includes amounts received as expense reimbursement for documented mileage incurred for travel to and from meetings.
(b)	For 2013 service, Mr. Burch, Dr. Fitzsimmons and Mr. Koontz elected to receive $1,800, $2,400 and $6,000, respectively, of his or her cash compensation in the form of unrestricted shares of common stock, which were valued at the closing price as of the last trading day of the service month.
(c)	On February 18, 2013, each director was awarded a grant of 1,445 shares with a fair value of $13.84 per share. The shares vest ratably on each of the next three anniversaries of the grant date.

Directors are required to retire from the Board at the end of the term during which they attain the age of 72.  Directors with 18 years of service are eligible for a three-year director emeritus position upon retirement from the Board.  Directors Emeritus are eligible to receive payments of $1,000 per month.  Amounts shown under the “All Other Compensation” column in the table above reflect amounts accrued for this future benefit.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the Company’s compensation program for its executive officers, including its Chief Executive Officer and other “named executive officers” identified in the 2013 Summary Compensation Table below, and explains how the Company’s independent directors determined the levels and forms of the compensation that was earned by or paid to the executive officers for 2013.  In addition to the matters described below, the independent directors considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the April 17, 2012 Annual Meeting of Shareholders in determining the levels and forms of compensation that were earned by or paid to the named executive officers in 2013.  As reported in the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2012, more than 95% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation.  Accordingly, the Company did not make any changes to our executive compensation program as a result of the vote results.

During 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”) to provide a review and assessment of the Company’s executive compensation practices and recommend possible changes that should be considered to those practices.  Frederic Cook was also asked to make recommendations regarding the structure of the Company’s executive compensation practices, including the relative levels of base salaries, short-term incentive compensation and long-term equity-based compensation.  The Compensation Committee reviewed these recommendations in the later part of 2013 and will consider them as part of the committee’s decisions regarding executive compensation practices in 2014.

The Company’s executive compensation program serves to attract and retain the management talent needed to successfully lead our Company and increase shareholder value.  It rewards executives for their knowledge and skill used in carrying out their responsibilities, and motivates their behavior by rewarding desired performance or the meeting of established corporate objectives.

The Company’s executive compensation program primarily consists of base salary, annual incentive bonuses, long-term incentives in the form of equity-based compensation, and retirement compensation.  Base salary represents the fixed component of the Company's executive compensation program and is designed to provide compensation to executives based upon their experience, duties and scope of responsibilities.  Annual incentive bonuses represent a variable component of compensation, and are intended to compensate executives for specific achievements or improvements in the Company's performance and individual accomplishments toward specific objectives.  Long-term, equity-based incentive compensation represents a variable component which seeks to reward executives for performance that maximizes long-term shareholder value, while further aligning the executives’ financial interests with those of our shareholders, and also serves as a retention tool.  Retirement compensation is a variable component of compensation and is designed to allow the participants to accumulate assets which will assist in meeting their post-retirement needs.

All incentive compensation (both cash and equity compensation) received by executive officers and certain other employees of the Company (“Senior Management”) is subject to reduction, cancellation, forfeiture and recoupment under the Company’s Executive Compensation Recovery Policy (the “Recovery Policy”), as in effect from time to time.  Currently, individual compensation is subject to recovery from a member of Senior Management who, as a result of his or her misconduct, received incentive compensation in excess of compensation that would have been paid had such misconduct not occurred.  For purposes of the Recovery Policy, “misconduct” includes gross negligence, willful misconduct, fraudulent or deceitful activity, as well as any failure to act (including a failure to adequately supervise other employees) in circumstances where such employee knew, or reasonably should have known, that action was required.  Excess compensation is subject to recovery by the Company if the misconduct is identified or alleged within a period of three years from the later of the date of receipt of the subject compensation, or the most recent date of misconduct.  The Board of Directors has full discretion whether to seek recovery of incentive compensation and to determine the amount of such compensation that is subject to recovery.  The Recovery Policy is intended to supplement, but not limit or constrain, any statutory or regulatory right or obligation of the Company to recover compensation from its employees (including, without limitation, the requirements of the Sarbanes-Oxley Act of 2002 and Section 16(b) of the Securities Exchange Act of 1934, as amended).

The Company also provides various benefit programs to executive officers and to other employees.  The following table generally identifies such benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Executive Officers	Full-time Employees
401(k) Plan (a)	X	X
Medical/Dental/Vision Plans (a)	X	X
Life and Disability Insurance (a)	X	X
Annual Incentive Plan (Bonus)	X	X
Equity Incentive Plan (Stock Awards)	X	X
Deferred Compensation Plan (b)	X	Not offered
Defined Benefit Pension Plan	Not offered	Not offered
Supplemental Executive Retirement Plan	Not offered	Not offered
Employee Stock Purchase Plan	Not offered	Not offered
Change in Control and Severance Plan	Not offered	Not offered
Employment Contracts	Not offered	Not offered

(a)	All full-time employees meeting certain eligibility requirements are eligible to participate in these plans on essentially the same terms (except for certain differences resulting from differences in annual base compensation).
(b)	The Company maintains an Executive Supplemental Retirement Plan for certain of its executive officers, but discontinued contributions to the Plan as of June 2010.

The Company further believes that perquisites for executive officers should be extremely limited in scope and value, and has historically provided few perquisites.  The following table lists the perquisites offered, and which employees are eligible to receive them:

Type of Perquisites	Executive Officers	Full-time Employees
Employee Discounts (a)	X	X
Spousal Travel Reimbursements (b)	X	X
Financial Planning Allowances	Not offered	Not offered
Automobile Allowance	Not offered	X
Country Club Memberships	Not offered	Not offered
Personal Use of Company Aircraft (c)	Not offered	Not offered
Security Services	Not offered	Not offered
Dwellings for Personal Use (d)	Not offered	Not offered

(a)	All employees are eligible for discounts on Company services.
(b)	The Company encourages the spouses of executive officers and certain employees to accompany them to certain Company sponsored events (such as industry association conventions and conferences). The Company reimburses the executive or employee for the cost of the spouse’s travel and expenses, and adds such reimbursements to taxable pay for W-2 purposes. The Company does not gross up pay to cover the taxes on such reimbursements.
(c)	The Company does not own, lease, or use private aircraft.
(d)	The Company does, under certain circumstances, provide hiring/relocation bonuses to newly hired employees and executive officers that may, in whole or in part, be used for temporary living expenses.

Base Salaries

Base salaries reflect the scope of an executive’s responsibilities and his or her performance in directing and managing the efforts of the Company or the business unit for which the executive is responsible.  Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for recruiting executive talent.  Base salaries are reviewed annually by the Compensation Committee, taking into consideration such factors as individual performance and responsibilities, changes to cost of living, the executive’s potential overall compensation package and general economic conditions.  Comparisons to base salaries for comparable positions at public companies considered to be peers of the Company are also taken into consideration.  For decisions made regarding changes to executive compensation in 2013, the Compensation Committee reviewed compensation data disclosed in the proxy filings of the following companies:  Alaska Communications Systems Group Inc.; Atlantic Tele-Network Inc.; Cogent Communications Group Inc.; Consolidated Communications Holdings Inc.; General Communication Inc.; Hickory Tech Corporation; NTELOS Holdings Corp.; Otelco Inc.; and USA Mobility Inc.  These companies were selected for comparison because they reflect similar company attributes and core competencies for executive talent, and reflect the labor market for the Company’s executive talent, in terms of both industry and organizational complexity.  Although the Compensation Committee generally believes that the target total compensation should be at the median of the peer group, the Company does not specifically “benchmark” specific executive’s compensation or strive to pay our executive officers, including the named executive officers, at a particular level of compensation.  Instead, the Compensation Committee used the information to understand the range of compensation among these comparison companies and to obtain a general understanding of compensation practices.  As part of its ongoing review of executive compensation, the Compensation Committee considered possible changes to the Company’s peer group.  For consideration of possible future changes to executive compensation, the Committee intends to review the compensation data disclosed in the proxy filings of the following companies:  Alaska Communications Systems Group Inc.; Atlantic Tele-Network Inc.; Boingo Wireless Inc.; Cbeyond Inc.; Cogent Communications Group Inc.; Consolidated Communications Holdings Inc.; Fairpoint Communications Inc.; General Communication Inc.; Hawaiian Telcom Holdco, Inc; Hickory Tech Corporation; Lumos Networks Corp.; NTELOS Holdings Corp.; Otelco Inc.; Primus Telecommunications Group, Inc.; and, USA Mobility Inc.

Annual Incentive Bonuses

Annual bonuses are intended to focus the executive’s energy onto areas deemed to be in need of improved performance and to reward the executives for the achievement of specific objectives that are deemed to be important to the ongoing success of the Company.  Annual bonuses are relative to a percentage of base salary.  Target bonuses for executives were 60%, 55%, 45%, 40% and 35% for the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President-Wireless and the Vice President-Legal, respectively.  Annual bonuses for salaried employees, including the named executive officers, have been based upon the achievement of a combination of company-wide financial and service performance goals and achievement of individual objectives.  For 2013, the company-wide objectives represented 80% of the total target for all named executive officers, and individual achievement by those executives in certain pre-determined areas of focus represented 20% of the total target.  Individual objectives for the Chief Executive Officer and the Chief Operating Officer were established by the independent directors.  Individual objectives for the Chief Financial Officer and other named executive officers were established by the Chief Executive Officer.  Each officer’s actual bonus can range up to 150% of the target bonus for exceeding all of the goals and objectives reflected in a given year’s plan.  The actual bonus can also range as low as zero in the event there is a failure to achieve any of the goals or objectives, or additional effort is not required to achieve the objectives, in a given year’s plan.

For 2013, company-wide performance goals consisted of three components for all named executives.  The largest component, representing 70% of the total target for the Chief Executive Officer and the Chief Operating Officer, and 60% of the total target for the Chief Financial Officer, the Vice President-Wireless and the Vice President-Legal, was a financial objective based on adjusted operating income, which the Company believes is a key driver to creating long-term shareholder value.  Adjusted operating income was defined as operating income before depreciation and amortization, excluding accrued expenses for the current year’s incentive plan and expenses relating to the Supplemental Executive Retirement Plan.

The target levels of adjusted operating income for the named executive officers were: a minimum of approximately $99.5 million (below which no bonus would be earned on this component); a goal of approximately $101.5 million (which represented 100% achievement toward this component); and a high of approximately $103.5 million (which represented 150% achievement, and beyond which no additional bonus would be earned on this component).  The independent directors set the $101.5 million goal after taking into account the Company’s operating budget for 2013 and the Company’s 2012 adjusted operating income.  The 2013 goal represented approximately a .7% increase from 2012’s adjusted operating income, which was $99.5 million.  The maximum threshold of $103.5 million represented approximately a 2.7% increase over 2012’s adjusted operating income, and was viewed as evidencing high achievement.

Calculated with the exclusions described above, the 2013 adjusted operating income was $119.4 million.  Based upon these results and after considering whether any unusual items impacted the financial accomplishments in 2013, it was determined by the Company’s independent directors that the $103.5 million maximum threshold had been exceeded, resulting in a 150% achievement for the financial objective.

The two other company-wide performance goals for 2013 were customer growth in our post-paid PCS business and growth in Revenue Generating Units (RGUs) in the Cable business.  These measures were chosen as performance objectives because of the Company’s belief that increased customer growth reflects that the Company is providing good service and is a direct measure of how well the Company is performing in these business segments against alternative services.  The goal for net customer additions anticipated continued growth over 2012 results, and the goal for Cable RGUs represented significant growth in RGUs over 2012 results.  The growth in net additions in our post-paid PCS business was based on expectations for demand for wireless services continuing to be driven by demand for smartphones and additional mobile data capabilities but moderated by expectations of slightly increasing levels of churn.  The budgeted growth in net additions in our Cable business was based on expected gains resulting from upgrades and new service offerings.

The growth components were weighted equally, and collectively represented 10% of the total target bonus for the Chief Executive Officer and the Chief Operating Officer, and 20% of the total target bonus for the Chief Financial Officer, the Vice President-Wireless and the Vice President-Legal.  The targets were a minimum of 9,000 net post-paid PCS additions and 10,540 net cable segment RGU additions (below which no bonus would be earned on either component), goals of 10,000 net post-paid PCS additions and 11,780 net cable segment RGU additions (which represented 100% achievement toward each component) and highs of 11,000 net post-paid PCS additions and 12,400 net cable segment RGU additions (which represented 150% achievement, and beyond which no additional bonus would be earned on these components).

In 2013, actual net post-paid additions in the PCS business were 10,829 which exceeded the goal, resulting in a 141% achievement for this component for the Company’s employees, including the named executive officers.  Actual 2013 net RGU additions in the Shentel Cable business were 5,384, which failed to meet the minimum threshold, resulting in a 0% achievement for this component for the Company’s employees, including the named executive officers.

For 2013, individual objectives represented 20% of the total potential achievement toward the incentive bonuses of the Chief Executive Officer and the Chief Operating Officer, and were based on the financial performance of the Cable segment.  The performance of the Cable segment was measured against thresholds of operating income before depreciation and amortization, which the Board of Directors viewed as an important performance measure of these operations.  The targets were a minimum of approximately $6.4 million (below which no bonus would be earned on this component), a goal of approximately $6.7 million (which represented 100% achievement toward this component) and a high of approximately $7.0 million (which represented 150% achievement, and beyond which no additional bonus would be earned on this component).

The actual performance of the Cable segment exceeded the maximum threshold, and resulted in a 150% achievement for this component for the Chief Executive Officer and Chief Operating Officer.

The Chief Financial Officer’s individual objective represented 20% of the total potential achievement toward her incentive bonus and was based upon achievements related to development of various business intelligence systems and reports and improvements in the Company’s systems of internal controls and its documentation.  As a result of partial progress toward the business intelligence objective and achievement of the internal controls objective, the Chief Financial Officer achieved a weighted performance of 67% of her individual goal.

The Vice President-Wireless’s individual objective represented 20% of the total potential achievement toward his incentive bonus and was based upon achievements related to increased revenues from sales of fiber optic facilities and overall increases in total company revenues.  The targets for revenues from sales of fiber optic facilities were new contracts representing a minimum of $12.0 million in incremental five-year revenues (below which no bonus would be earned), a goal of new contracts representing $15.0 million incremental five-year revenues (which represented 100% achievement of this component), and a high of $16.5 million incremental five-year revenues (which represented 150% achievement, and beyond which no additional bonus would be earned).  The targets for total company revenues were a minimum of $298.2 million (below which no bonus would be earned), a goal of $310.7 million (which represented 100% achievement of this component), and a high of $316.9 million (which represented 150% achievement, and beyond which no additional bonus would be earned).  The actual sales of fiber optic facilities produced new contracts representing $18.9 million incremental five-year revenues, resulting in 150% achievement for that component.  Total company revenues were $309.0 million, resulting in an 87% achievement for that component.  The Vice President-Wireless achieved a weighted performance of 125% of his individual goal.

The Vice President-Legal’s individual objective represented 20% of the total potential achievement toward his incentive bonus and was based upon achievements related to efficiency and productivity improvements within the Legal Department.  As a result of improvements in these areas, including the timeliness of responses to corporate legal matters and meeting commitment deadlines, the Vice President-Legal exceeded his objectives, resulting in a performance of 125% of his individual goal.

Based on these assessments and results the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President-Wireless and the Vice President-Legal, achieved 150%, 150%, 67%, 125% and 125% of target, respectively, for their personal objectives.  Along with the combined performance on the company-wide objectives, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President-Wireless and the Vice President-Legal achieved 142%, 142%, 118%, 129%, and 129%, respectively, of their total targeted bonus.

Long-Term Equity-Based Compensation

Equity-based compensation is intended to focus each of the executives on the long-term, overall impact of their decisions on the Company as a whole, as opposed to the shorter, annual time frame associated with the annual incentive bonuses.  Equity-based compensation also aligns the executives’ interests more closely to those of the Company’s shareholders by generally rewarding executives in proportion to increases in value seen by the entire shareholder base.  Due to the long-term nature of this component of compensation, it also serves as a retention tool, helping the Company retain desired management talent.

As part of their overall review of executive compensation, and based on the history of prior equity grants, the Compensation Committee recommended, and the Board of Directors approved, a grant of incentive stock options and restricted stock units in February 2013 to the named executive officers and other management employees.

The Company does not have a program, plan or practice to time equity awards, including option grants, to its executive officers or employees in coordination with the release of material non-public information.  The grant date of long-term equity awards for our executive officers is the date of the Board of Directors meeting at which the award determinations are made.  The exercise price of stock options issuable under the Company’s 2005 Stock Incentive Plan is the closing price of the common stock as reported on the Nasdaq Global Select Market on the grant date.

Retirement Compensation

The Company maintains a defined contribution Executive Supplemental Retirement Plan.  Vesting in the Executive Supplemental Retirement Plan is subject to a ten-year service requirement.  The Company discontinued contributions to the Executive Supplemental Retirement Plan during 2010.

Summary Compensation

The following table presents details about compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers serving with us at December 31, 2013.

2013 Summary Compensation Table

	Year	Salary	Stock Awards (a)	Option Awards (b)	Non-Equity Incentive Plan Comp (c)	All Other Compensation (d)	Total

Christopher E. French President and CEO	2013 2012 2011	$438,927 422,958 401,000	$82,708 65,699 94,722	$128,904 125,146 118,065	$374,157 89,879 12,030	$22,433 20,000 20,349	$1,047,129 723,682 646,166

Earle A. MacKenzie EVP & COO	2013 2012 2011	329,654 324,304 318,003	123,259 99,328 158,140	192,100 189,197 185,539	257,591 55,132 8,348	22,130 20,000 19,600	924,734 687,961 689,630

Adele M. Skolits VP–Finance & CFO	2013 2012 2011	248,385 242,115 233,769	139,410 124,884 148,789	57,290 55,915 54,312	131,384 58,229 27,000	20,563 18,437 17,400	597,032 499,580 481,270

William L. Pirtle VP–Wireless	2013 2012 2011	234,296 217,765 212,315	43,458 38,714 47,982	17,387 16,876 16,068	120,958 53,897 28,089	23,859 20,318 19,779	439,958 347,570 324,233

Raymond B. Ostroski VP–Legal (e)	2013	189,808	--	128,100	85,794	14,518	418,220

(a)	For all periods shown, amounts represent grant date fair values for awards of non-vested shares. See footnote 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for details of the valuation of these awards.
(b)	For all periods shown, amounts represent grant date fair values of awards of options made to those individuals for the year shown. See footnote 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for details of the valuation of these awards.
(c)	Amounts for each year were earned for performance in that year and were paid in the first fiscal quarter of the following year.
(d)	Amounts for all years include employer and matching contributions to the Company’s 401(k) plan and employer contributions to health spending accouts for each named officer; for Mr. French and Mr. Pirtle, payouts for excess accumulated paid time off; and for Mr. Ostroski, relocation allowance.
(e)	Mr. Ostroski began his employment with the Company on January 28, 2013.

The Company’s executive officers do not have employment agreements, and thus are not entitled to any additional benefits upon separation from the Company or following a change in control.  Vested stock options must be exercised before separation from the Company except in the case of retirement; unvested stock and options at both separation and retirement are forfeited.

Grants of Plan-Based Awards

The following table presents information with respect to the grants of plan-based awards by the Company to the named executive officers during 2013.

2013 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Options Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards
Christopher E. French	2/18/2013	5,976	29,633	13.84	211,611

Earle A. MacKenzie	2/18/2013	8,906	44,161	13.84	315,359

Adele M. Skolits	2/18/2013	10,073	13,170	13.84	196,700

William L. Pirtle	2/18/2013	3,140	3,997	13.84	60,845

Raymond B. Ostroski	2/18/2013	--	30,000	13.84	128,100

Outstanding Equity Awards at Fiscal Year-End

The following table presents information with respect to the outstanding equity awards at 2013 fiscal year-end for the named executive officers.

2013 Outstanding Equity Awards at Fiscal Year-End Table

						Stock Awards
	Option Awards					Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) (e)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Christopher E. French	--	29,633	(a)	13.84	2/17/2023	5,976	(a)	153,404
	10,360	31,079	(a)	10.82	2/19/2022	4,554	(a)	116,901
	10,504	10,504	(a)	16.58	2/21/2021	2,857	(a)	73,326
	--	4,979	(a)	16.50	6/21/2020	1,055	(a)	27,082
	18,745	4,686	(b)	25.26	2/13/2016	4,800	(d)	123,216

Earle A. MacKenzie	--	44,161	(a)	13.84	2/17/2023	8,906	(a)	228,617
	15,662	49,986	(a)	10.82	2/19/2022	6,885	(a)	176,738
	16,507	16,507	(a)	16.58	2/21/2021	4,769	(a)	122,420
	23,932	7,977	(a)	16.50	6/21/2020	1,718	(a)	44,101
	11,283	2,821	(b)	25.26	2/13/2016	--		--

Adele M. Skolits	--	13,170	(a)	13.84	2/17/2023	10,073	(a)	258,574
	--	13,886	(a)	10.82	2/19/2022	8,657	(a)	222,212
	--	4,832	(a)	16.58	2/21/2021	4,487	(a)	115,181
	--	2,262	(a)	16.50	6/21/2020	1,752	(a)	44,974
	3,234	809	(b)	25.26	2/13/2016	--		--

William L. Pirtle	--	3,997	(a)	13.84	2/17/2023	3,140	(a)	80,604
	--	4,191	(a)	10.82	2/19/2022	2,684	(a)	68,885
	--	1,430	(a)	16.58	2/21/2021	1,447	(a)	37,144
	--	877	(a)	16.50	6/21/2020	655	(a)	16,814
	5,597	1,399	(b)	25.26	2/13/2016	1,815	(d)	46,591

Raymond B. Ostroski	--	30,000	(c)	13.84	2/17/2020	--		--

(a)	All executive officers, except Mr. Ostroski, were granted awards of options and non-vested shares on February 18, 2013, February 20, 2012, February 21, 2011 and June 21, 2010. All of the options and shares granted vest ratably over four years. For options, the exercise prices were $13.84, $10.82, $16.58, and $16.50 for the grants made in 2013, 2012, 2011, and 2010, respectively. The fair values for these awards were $4.35, $3.02, $5.70 and $5.62 for the 2013, 2012, 2011, and 2010 grants, respectively. Grants of restricted stock were marked to the fair market value of $13.84, $10.82, $16.50 and $16.58 per share on the respective dates of grant for the 2013, 2012, 2011 and 2010 grants, respectively.
(b)	On February 13, 2009, all employees (including executive officers) with one year of continuous service were granted options to acquire shares of the Company’s common stock. Terms of the awards were the same for all employees. These options vest 20% annually on the first through fifth anniversaries of the award.
(c)	Mr. Ostroski was granted an award of options on February 18, 2013. His unvested options at December 31, 2013 are scheduled to vest 7,500 options per year beginning February 18, 2016, continuting through February 18, 2019. These options were granted February 18, 2013, with an exercise price of $13.84 and a fair value of $4.27 per share.
(d)	All executive officers with more than one year of continuous service were granted an award of performance shares during 2007, and the outstanding balances of these awards are shown in the “Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested ” column in the table above. These performance shares fully vest on any of the fifth through eighth anniversaries of the September 17, 2007 grant date if the average thirty day closing stock price of the Company’s common stock exceeds certain target prices during the thirty days ending immediately prior to the respective anniversary date. The executive is not entitled to vote the shares, or receive dividends with respect to the shares, prior to vesting.
(e)	Market value is based on the closing price of the Company’s common stock of $25.67 as of December 31, 2013.

Option Exercises and Stock Vested

The following table presents information with respect to the options exercised and stock awards vested during the 2013 fiscal year for the named executive officers.

2013 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting

Christopher E. French	14,937	167,743	4,000	59,558
Earle A. MacKenzie	--	--	6,397	95,283
Adele M. Skolits	46,244	151,143	6,880	102,377
William L. Pirtle	5,457	27,466	2,272	34,007
Raymond B. Ostroski	--	--	--	--

Nonqualified Defined Contribution Plan

In March 2007, effective January 1, 2007, the Company amended the Executive Supplemental Retirement Plan to convert it from a defined benefit plan to a defined contribution plan.  The Company discontinued contributions to the plan effective June 2010.  Participants may direct their balances to a variety of investment options, and returns on these investment options will be reflected as gains or losses in the participants’ accounts under this plan.  The Company will also reflect those gains or losses as investment gains or losses on its financial statements.  The Company elected to establish a rabbi trust and to contribute amounts to the rabbi trust equal to the participants’ opening balances in the plan, as well as Company contributions required under the plan, and to make investments under the rabbi trust as directed by the participants’ election choices.

2013 Nonqualified Deferred Compensation Table

	Registrant Contributions	Aggregate Earnings (Losses)	Aggregate Balance at
Name	in Last FY (a)	in Last FY	Last FY

Christopher E. French	$--	$193,577	$958,931
Earle A. MacKenzie	--	108,560	1,027,132
Adele M. Skolits	--	12,734	71,186
William L. Pirtle	--	82,438	375,437
Raymond B. Ostroski	--	--	--

(a)	The Company discontinued contributions to the plan effective June 2010.

Potential Payments Upon Termination or Change in Control

As previously noted, the Company’s named executive officers do not have employment or change of control agreements.  Upon termination of employment, whether by resignation, change of control, severance, retirement, or other reason, all officers are eligible to receive lump-sum distributions of their vested accumulated benefits under the Executive Supplemental Retirement Plan and all previously vested stock or stock option grants outstanding at the time of termination of employment.  Vesting of equity-based compensation does not automatically accelerate upon a change of control.  As of December 31, 2013, Ms. Skolits was not vested in the aggregate balance in the Executive Supplemental Retirement Plan.  Vested stock options as of December 31, 2013, are shown in the Equity Awards Outstanding table.  None of the named executive officers are currently “retirement eligible” under the terms of the performance share award, and thus none are eligible to retain their awards upon termination of employment as of December 31, 2013.  No other payments to any officers would be triggered by any officers’ termination of employment.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2013 to be included in the Company’s 2014 Annual Meeting of Shareholders Proxy Statement (the “Proxy”).  Based on the reviews and discussions referred to above, we have recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy and incorporated by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Tracy Fitzsimmons, Chair
John W. Flora
Richard L. Koontz, Jr.
James E. Zerkel II

Certain Relationships and Related Transactions

As set forth in the Audit Committee charter, the Audit Committee is responsible for reviewing all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC.  During 2013, the Company and its subsidiaries made numerous purchases of fuel from Holtzman Oil Corporation and entities affiliated with Holtzman Oil Corporation.  The Company also leases a small parcel of land to Holtzman Oil Corporation.  Mr. Koontz is a Vice President of Holtzman Oil Corporation and Holtzman Corporation.  For the period from January 1, 2013 through December 31, 2013, total purchases were approximately $138,527.  For the period from January 1, 2013 through December 31, 2013, the Company received rent in the amount of $504 from Holtzman Oil Corporation.  All transactions with Holtzman Oil Corporation and its affiliates were at market rates pursuant to arms-length agreements.

SHAREHOLDER RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.  Our shareholders are asked to ratify that appointment at the annual meeting.  In accordance with its charter, the Audit Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP as the Company’s independent registered public accounting firm.  Even if the appointment of KPMG LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG LLP are expected to attend the annual meeting, and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

KPMG LLP served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2012 and 2013.  The following sets forth the aggregate fees billed by KPMG LLP to the Company for those fiscal years.

	2012	2013
Audit services	$580,000	$591,000
Audit-related services	15,000	15,300
Tax services	--	--
All other services	--	--
Total	$595,000	$606,300

In making its appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014, the Audit Committee considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining KPMG LLP’s independence.  KPMG LLP does not presently provide any non-audit services to the Company.

Audit Fees

Audit services include services performed by KPMG LLP to comply with generally accepted auditing standards related to the audit of the Company’s consolidated financial statements and review of interim consolidated financial statements.  The audit fees shown above for the 2012 and 2013 fiscal years were incurred principally for services rendered in connection with the audits of the Company’s consolidated financial statements and for work relating to the PCS subsidiary, and included the audits of the Company’s internal control over financial reporting and limited quarterly review services.

Audit-Related Fees

Audit-related services include assurance and related services that are customarily performed by independent registered public accounting firms.  Audit-related fees for both 2012 and 2013 include amounts incurred in connection with audits of the Company’s defined-contribution 401(k) plan.

Tax Fees

There were no tax services provided by KPMG LLP for the 2012 and 2013 fiscal years.

All Other Fees

There were no other services provided by KPMG LLP which would be classified as “all other fees” for the 2012 and 2013 fiscal years.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm.  The Audit Committee pre-approves all audit and permissible non-audit services provided by such firm.  For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of KPMG LLP.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is a standing committee composed of three non-employee directors who meet the independence and expertise requirements of the listing standards of the Nasdaq Stock Market.

During the fiscal year ended December 31, 2013, the Audit Committee reviewed with the Company’s management, Dixon, Hughes Goodman, LLP (who serves as the Company’s consultant engaged to perform internal control testing), and KPMG LLP (the Company’s independent registered public accounting firm), the scope of the annual audit and audit plans, the results of internal control testing and external audit examinations, the evaluation of the Company’s system of internal control, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting.  KPMG LLP is responsible for performing an integrated audit and issuing reports on the following:  (1) the Company’s consolidated financial statements; and (2) the Company’s internal control over financial reporting.  As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, KPMG LLP reports directly to the Audit Committee.  The Audit Committee appointed KPMG LLP as the Company’s independent registered public accounting firm and approved the firm’s compensation.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by the Nasdaq Stock Market, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants.  In addition, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP the firm’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Dale S. Lam, Chair
Douglas C. Arthur
Jonelle St. John

NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, the Board of Directors is asking shareholders to approve, in a non-binding vote, the Company’s named executive officer compensation as disclosed in this proxy statement.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to attract and retain the management talent needed to successfully lead our Company and increase shareholder value.

The Board urges shareholders to read the Compensation Discussion and Analysis beginning on page 12 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table appearing on page 17, and other related compensation tables and narratives of this proxy statement, which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

A vote on this resolution, commonly referred to as a “say-on-pay” resolution, is not binding on the Board of Directors or the Company.  Although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers.

SHAREHOLDER APPROVAL OF COMPANY’S 2014 EQUITY INCENTIVE PLAN

The shareholders of the Company are asked to consider and vote on a proposal to approve the 2014 Equity Incentive Plan (the “2014 Plan”).  On February 19, 2014, our Board of Directors adopted the 2014 Plan subject to the approval of shareholders.  The 2014 Plan permits the grant of options, stock appreciation rights, stock awards, performance units (with or without dividend equivalent rights) and incentive awards.

We currently have in effect the 2005 Stock Incentive Plan (the “2005 Plan”), which was adopted by our Board and approved by our shareholders in 2005.  The 2005 Plan permits the grant of options, stock appreciation rights, stock awards and performance share awards.

Our Board believes that the 2005 Plan has benefited, and the 2014 Plan will benefit, the Company by (i) assisting in recruiting and retaining the services of individuals with high ability and initiative, (ii) providing greater incentives for employees and other individuals who provide valuable services to the Company and its affiliates and (iii) associating the interests of those persons with the Company and its shareholders.   If the 2014 Plan is approved by shareholders, no additional awards will be granted under the 2005 Plan (although awards previously made under the 2005 Plan will remain in effect subject to the terms of the 2005 Plan and the applicable award agreement).

The more significant features of the 2014 Plan are summarized below.  The summary of the 2014 Plan is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A to this proxy statement.

Administration of the 2014 Plan

The 2014 Plan will be administered by our Compensation Committee and the Compensation Committee will approve all terms of awards under the 2014 Plan. Our Compensation Committee also will approve who will receive grants under the 2014 Plan, determine the type of award that will be granted and will approve the number of shares of Common Stock subject to the grant.  The Compensation Committee may delegate all or part of its authority to administer the 2014 Plan to one or more officers; provided, however, that the Compensation Committee may not delegate its authority with respect to awards that are made to any individuals who are subject to Section 16 of the Securities Exchange Act of 1934.

Notwithstanding the foregoing, our Board will administer the 2014 Plan in the case of any award that is made to a member of the Board who is not also an employee of the Company or an affiliate.  References in this summary to the “Compensation Committee” include the Compensation Committee, any delegate of the Compensation Committee and our Board, in the case of awards made to non-employee directors.

Because awards under the 2014 Plan are made at the Compensation Committee’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted.  For the same reason, we are unable to determine the awards that would have been granted last year if the 2014 Plan had been in effect.  However, outstanding awards previously granted to our named executive officers under the 2005 Plan are reported herein.  See “Executive Officer Compensation Tables — Grants of Plan-Based Awards.”

Eligibility

All of our employees and employees of our subsidiaries and affiliates are eligible to receive awards under the 2014 Plan. In addition, members of the Board and other individuals who perform significant services for us and our subsidiaries and affiliates may receive awards under the 2014 Plan.

Share Authorization

The number of shares of Common Stock that may be issued under the 2014 Plan is 1,500,000 shares. In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of shares of Common Stock that may be issued under the 2014 Plan, the terms of outstanding awards and the per individual grant limitation (described below under “Section 162(m)”).

If any awards under the 2014 Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash, the shares of Common Stock subject to such awards will again be available for awards under the 2014 Plan.  Any shares of Common Stock that are tendered or withheld from the settlement of an award to satisfy the grant or exercise price or to satisfy a tax withholding obligation under an award shall not be available for future awards granted under the 2014 Plan, however.

Awards

The 2014 Plan authorizes the grant of options to purchase Common Stock, stock appreciation rights (“SARs”), stock awards, performance unit awards and incentive awards.  Each type of award is described below.

Options.  The 2014 Plan authorizes the Compensation Committee to grant incentive stock options (under Section 421 of the Internal Revenue Code (the “Code”)) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price per share cannot be less than 100% of the fair market value of a share of Common Stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Code). Except in the event of stock splits, stock dividends and other changes in our capitalization, the exercise price of an outstanding option cannot be reduced without the approval of shareholders.  In addition, the 2014 Plan provides that without the approval of shareholders no payment may be made on account of the cancellation of an option if the exercise price exceeds the fair market value of a share of Common Stock.

The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of Common Stock (or a deemed surrender by attestation of ownership of shares of Common Stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price for the number of shares being purchased, (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board or (v) pursuant to a “net settlement,” i.e. by issuance of a number of shares equal to the number for which the option is exercised minus the number of shares that have a fair market value equal to the aggregate exercise price. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent shareholder”).

Stock Awards.  The 2014 Plan also provides for the grant of stock awards. A stock award is an award of Common Stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant.  A stock award may be subject to vesting or other requirements or restrictions that are stated with reference to one or more “performance goals” as described below under “Section 162(m).”  The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine.  Unless the stock award agreement provides otherwise, a participant who receives a stock award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that the 2014 Plan provides that dividends payable on a stock award subject to performance vesting requirements will be payable when, and only to the extent that, the underlying stock award vests. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the shares, (ii) the company will retain custody of the certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

SARs.  The 2014 Plan authorizes the Compensation Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, shares of Common Stock or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of a share of Common Stock on the date of exercise over the share’s fair market value on the date of grant (the “initial value”) multiplied by the number of shares for which the SAR is exercised. SARs will become exercisable in accordance with terms prescribed by the Compensation Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the date of grant or five years in the case of a SAR granted in tandem with an incentive stock option awarded to a “ten percent shareholder”.

Except in the case of stock splits, stock dividends and other changes in our capitalization, the initial value of an outstanding SAR cannot be reduced without the approval of shareholders.  In addition, the 2014 Plan provides that without the approval of shareholders no payment may be made on account of the cancellation of a SAR if the initial value exceeds the fair market value of a share of Common Stock.

Performance Units.  The 2014 Plan also authorizes the Compensation Committee to grant performance units. Performance units represent the participant’s right to receive an amount, based on the value of the Common Stock, if performance goals or other objectives established by the Compensation Committee are achieved. The Compensation Committee will determine the applicable performance period, the performance goals or other objectives and such other conditions that apply to the performance unit. Performance goals may be stated with respect to the performance criteria described below under “Section 162(m)” or such other criteria determined by the Compensation Committee.  If the performance goals are met, performance units will be paid in cash, shares of Common Stock or a combination thereof.

The Compensation Committee may grant dividend equivalents in connection with the grant of performance units. Dividend equivalents represent the participant’s right to receive, with respect to a specified number of performance units, the amount of dividends paid on an equal number of shares of Common Stock.  Dividend equivalents may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in Common Stock) and may be payable in cash, shares of Common Stock or a combination of the two. The Compensation Committee will determine whether dividend equivalents are granted in conjunction with an award of performance units and will prescribe the terms of any dividend equivalents.  However,  the 2014 Plan provides that amounts payable under dividend equivalent rights that relate to an performance units subject to performance vesting requirements will be payable when, and only to the extent that, the underlying award vests.

Incentive Awards.  The 2014 Plan also permits the grant of incentive awards.  An incentive award is an opportunity to earn a payment upon the terms and conditions prescribed by the Compensation Committee.  The terms and conditions may provide that the incentive award will be earned only to the extent that the participant, the Company or an affiliate achieves objectives measured over a period of at least one year.  The objectives may be stated with reference to one or more of the performance criteria described below under “Section 162(m)” or such other criteria determined by the Compensation Committee.  If an incentive award is earned, the amount payable will be paid in cash, shares of Common Stock or a combination thereof.

Change in Control

If we experience a change in control, the Compensation Committee may, at its discretion, provide that all outstanding options, SARs, stock awards, performance units or incentive awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The Compensation Committee may also provide that (i) all outstanding options and SARs will be fully exercisable on the change in control, (ii) all restrictions and conditions on outstanding stock awards will lapse upon the change in control and (iii) outstanding performance units and incentive awards will become earned in their entirety. The Compensation Committee may also provide that participants must surrender their outstanding options, SARs, stock awards, performance units and incentive awards in exchange for a payment, in cash or Common Stock or other securities or consideration received by shareholders in the change in control transaction, equal to the value received by shareholders in the change in control transaction (or, in the case of options and SARs, the amount by which that transaction value exceeds the exercise price or initial value).

In summary, a change of control under the 2014 Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, at least 50% of our combined voting power or Common Stock;

•	the Company merges into another entity unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	the Company sells or disposes of all or substantially all of its assets; or

•	during any period of two consecutive years individuals who, at the beginning of such period, constitute our Board, together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

Section 162(m)

Section 162(m) of the Code limits, to $1,000,000, the deduction that a public corporation may claim for compensation paid to each of its chief executive officer and its three other most highly paid executive officers (other than the chief financial officer).  The deduction limitation does not apply to compensation that qualifies as “performance based compensation” under Section 162(m).

Awards granted under the 2014 Plan can qualify as performance based compensation under Section 162(m) only if, among other things, the plan, as approved by shareholders (i) includes a limit on the benefits that an individual may receive in a stated period and (ii) the plan identifies the performance measures or criteria that may be used for awards that are intended to qualify as performance based compensation.

As required by Section 162(m), the 2014 Plan includes limits on the benefits that any participant may receive in a stated period.  The 2014 Plan provides that no participant may be granted, in any calendar year, awards with respect to more than 100,000 shares of Common Stock (regardless of whether the award or awards are granted as options, SARs, stock awards, performance units or any combination thereof).  Notwithstanding the foregoing limit, a member of the Board who is not an employee of the Company or an affiliate cannot receive awards (of all types) in any calendar year with respect to more than 5,000 shares of Common Stock.  The 2014 Plan also provides that no participant may receive incentive award payments in any calendar year that exceed $1,500,000.

The 2014 Plan also identifies performance criteria that may be used to establish performance goals that will determine whether an award becomes vested or is earned.  The Compensation Committee may prescribe that an award that is intended to qualify as performance based compensation will become vested or be earned only upon the attainment of performance goals or objectives stated with respect to one or more of the following:

•	net income;

•	total earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	operating income before depreciation and amortization (“OIBDA”);

•	profitability of an identifiable business unit or product;

•	service measures (e.g., dropped calls, trouble reports or churn);

•	earnings growth;

•	revenue or revenue growth;

•	earnings per share of Common Stock;

•	return on assets or capital;

•	fair market value of Common Stock;

•	sales;

•	number of customers, accounts or both;

•	bad debt;

•	total shareholder return (Common Stock price appreciation plus dividends);

•	maintenance or improvement of profit margins; and

•	cash flow.

A performance goal or objective stated with respect to one or more of these criteria may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  In establishing a performance goal or objective, the Compensation Committee may exclude any or all special, unusual or extraordinary items as determined under generally accepted accounting principles, including the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.  To the extent allowed by Section 162(m), the Committee may also adjust performance goals or objectives to reflect the impact of unusual or non-recurring events affecting the Company and for changes in applicable tax laws and accounting principles.

Return of Awards; Repayment

The 2014 Plan provides that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., a claw-back policy.  To the extent required by any such policy, as in effect on the date that the award is granted, on the date that the payment was made or, as applicable, the date the option or SAR is exercised or the date the stock award or performance unit award is vested or earned, a participant will be required to return any award (if not previously exercised or settled) or to return any payment previously made with respect to an award (if the award has vested or been settled).

Amendment; Termination

The 2014 Plan may be amended or terminated at any time by the Board; provided that no amendment may adversely impair the benefits of participants under outstanding awards. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements (including the repricing of outstanding options and SARs). Our shareholders also must approve any amendment that materially increases the benefits accruing to participants under the 2014 Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the 2014 Plan or materially modifies the requirements as to eligibility for participation in the 2014 Plan.  Unless terminated sooner by the Board or extended with shareholder approval, the 2014 Plan will terminate on February 18, 2024.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2014 Plan.  No income is recognized by a participant at the time an option or SAR is granted.  If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option.  Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option.  The exercise of a nonqualified stock option or an SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of a stock award when the shares subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture.  At that time the participant recognizes ordinary income equal to the fair market value of the Common Stock, less any amount paid by the participant for the Common Stock.

No income is recognized upon the grant of performance units or incentive awards.  Income will be recognized on the date that payment is made under the performance units or incentive award in an amount equal to the amount paid in settlement of the performance units or incentive award.

The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, the vesting of a stock award and the settlement of performance units and incentive awards.  The amount of the deduction generally is equal to the ordinary income recognized by the participant.  The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the approval of the 2014 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company.  The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file.  On January 27, 2014, James E. Zerkel II filed a Form 5 report to correct an inadvertent failure to timely report the sale of 1,300 shares of common stock on October 1, 2013.  Based solely upon a review of Section 16(a) reports furnished to the Company for 2013 or written representations that no other reports were required, the Company believes that, except as described above, the foregoing reporting persons complied with all filing requirements for fiscal year 2013.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2015

Under SEC rules, in order for shareholder proposals to be presented at the Company’s annual meeting of shareholders in 2015, such proposals must be received by the Company’s secretary at the Company’s principal office in Edinburg, Virginia, no later than November 8, 2014.  The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

In addition, the Company’s bylaws require that notice of proposals by shareholders to be brought before any annual meeting generally must be delivered to the Company not less than 120 days before the meeting.  The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting:  (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

The provisions in the Company’s bylaws concerning notice of proposals by shareholders are not intended to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

SHAREHOLDER COMMUNICATIONS

Shareholders may send communications directly to the Company’s Board of Directors at the following address:   Board of Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others.  If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Raymond B. Ostroski
Secretary

Dated: March 13, 2014

APPENDIX A

2014 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01.	Affiliate

Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships).  For this purpose, the term “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests in the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

1.02.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an Incentive Award, an award of Performance Units, an Option or SAR granted to such Participant.

1.03.	Board

Board means the Board of Directors of the Company.

1.04.	Change in Control

“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(1)	any “Person” is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power or common stock of the Company;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this Section 1.04 or (B) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common stock of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(4)	there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

Notwithstanding the foregoing, if an award under this Plan constitutes “deferred compensation” under Section 409A of the Code, no payment shall be made under such award on account of a Change in Control unless the occurrence of one or more of the preceding events also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, all as determined in accordance with the regulations under Section 409A of the Code.

1.05.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.	Committee

Committee means the Compensation Committee of the Board; provided, however, that if there is no Compensation Committee, then “Committee” means the Board; and provided, further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate, “Committee” means the Board.

1.07.	Common Stock

Common Stock means common stock of the Company.

1.08.	Company

Company means Shenandoah Telecommunications Company.

1.09.	Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.10.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Dividend Equivalent Right

Dividend Equivalent Right means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) with respect to a specified number of Performance Units, cash, stock or other property in amounts equivalent to the cash, stock or other property dividends declared on Common Stock with respect to specified Performance Units as determined by the Committee in its discretion.  The Committee shall prescribe that Dividend Equivalent Rights (if any) payable with respect to Performance Units that do not vest based solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying Performance Units vest and may also provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.13.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock as reported on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading.  If, on any given date, the Common Stock is not listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.  If the Common Stock is listed or admitted to trading but there is no reported sale of Common Stock on such day, then Fair Market Value shall be determined on the immediately preceding day on which sales of Common Stock are reported.

1.14.	Incentive Award

Incentive Award means an award under Article X which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate.

1.15.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

1.16.	Option

Option means an option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.	Participant

Participant means an employee or officer of the Company or an Affiliate, or a member of the Board, or an individual who provides bona fide services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units, a Stock Award, an Incentive Award, an Option, SAR or a combination thereof.

1.18.	Performance Goal

Performance Goal means a performance objective that is stated with respect or relating to one or more of the following, alone or in combination: (i) total earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) earnings growth; (iv) earnings per share of Common Stock; (v) sales; (vi) return on capital; (vii) revenue or revenue growth; (viii) return on assets; (ix) bad debt (x) Fair Market Value; (xi) service measures (i.e., dropped calls, trouble reports or churn); (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) cash flow; and (xv) total shareholder return (Common Stock price appreciation and dividends); (xvi) number of customers, accounts or both; and (xvii) operating income before depreciation and amortization (“OIBDA”).

A Performance Goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.  A Performance Goal may be stated with respect to the Company or, as applicable, an Affiliate, operating unit division, department or function.  When establishing Performance Goals, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes.  To the extent permitted under Section 162(m) of the Code (for any award that is intended to constitute “performance based compensation” under Section 162(m) of the Code), the Committee may also adjust the Performance Goals as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.

1.19.	Performance Units

Performance Units means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock or other securities or property, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of the Performance Unit on the date of payment.

1.20.	Person

“Person” means any human being, firm, corporation, partnership, or other entity.  “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act.  Notwithstanding the preceding sentence, the term “Person” does not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares or (v) any person or group as used in Rule 13d-1(b) under the Exchange Act.

1.21.	Plan

Plan means this Shenandoah Telecommunications Company 2014 Equity Incentive Plan.

1.22.	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.	Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.24.	Ten Percent Stockholder

Ten Percent Stockholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company.  An individual shall be considered to own any shares of voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any shares of voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II.
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Incentive Awards and Performance Units in accordance with the Plan and any procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.  The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III.
ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant SARs, Stock Awards, Incentive Awards, Performance Units and Options upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an Incentive Award or an award of Performance Units.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or an Incentive Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Units may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan.  The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Units.  All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan and the Committee’s prior delegation.  References to the “Committee” in the Plan include the Committee’s delegate to the extent consistent with the Committee’s delegation.

ARTICLE IV.
ELIGIBILITY

Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan.  In addition, any individual who provides significant services to the Company or an Affiliate is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.  The Committee may also grant Options, SARs, Stock Awards, Incentive Awards and Performance Units to an individual as an inducement to such individual becoming eligible to participate in the Plan and prior to the date that the individual first performs services for the Company or an Affiliate, provided that such awards will not become vested or exercisable, and no shares shall be issued or other payment made to such individual with respect to such awards prior to the date the individual first performs services for the Company or an Affiliate.

ARTICLE V.
COMMON STOCK SUBJECT TO PLAN

5.01.	Common Stock Issued

Upon the award of shares of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an award of Performance Units or Incentive Award, the Company may deliver to the Participant shares of Common Stock from its treasury shares or authorized but unissued Common Stock.  Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in Common Stock, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its treasury shares or authorized but unissued Common Stock.

5.02.	Aggregate Limit

(a)            The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards and the settlement of Performance Units and Incentive Awards is 1,500,000 shares.

(b)            The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XI.

(c)            The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b).

5.03.	Individual Grant Limit

The maximum number of Options, SARs, Stock Awards or Performance Units that may be granted to an individual in any calendar year shall be (i) 5,000 shares of Common Stock (in the case of a Participant who is a member of the Board but who is not an employee of the Company or an Affiliate) and (ii) 100,000 shares of Common Stock in the case of other Participants.  For purposes of this Section 5.03, an Option and Corresponding SAR shall be treated as a single award.  The maximum number of shares of Common Stock for which a Participant may be granted Options, SARs, Stock Awards, Performance Units and Other Equity-Based Awards in any calendar year shall be subject to adjustment as provided in Article XI.

5.04.	Reallocation of Shares

If any award or grant under the Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of shares of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Performance Units and Incentive Awards under this Plan.  Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award granted under the Plan shall not increase the number of shares of Common Stock available for future grants or awards.  If an SAR is settled with shares of Common Stock, the number of shares of Common Stock authorized for issuance under the Plan shall be reduced by the number of SARs exercised (rather than the number of shares of Common Stock issued upon exercise of the SAR).

ARTICLE VI.
OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and, subject to Section 5.03, will specify the number of shares of Common Stock covered by such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Article XII, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the option price per share exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  In the case of an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and as provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (including a deemed tender of shares effected by attestation of ownership of shares of Common Stock), by a broker-assisted cashless exercise or by a “net settlement” of the Option exercise, i.e., by issuance of the number of shares of Common Stock for which the Option is exercised minus the number of shares with a Fair Market Value (determined as of the date of exercise) equal to the aggregate option price or the aggregate option price plus the amount of the income and employment taxes required to be withheld.  If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to Common Shares subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII.
SARS

7.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will, subject to Section 5.03, specify the number of shares of Common Stock covered by such awards.  No Participant may be granted Corresponding SARs (under the Plan and all plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.05.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.

7.08.	No Reduction of Initial Value

Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of a SAR without the approval of stockholders if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

ARTICLE VIII.
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will, subject to Section 5.03, specify the number of shares of Common Stock covered by such awards.

8.02.	Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Stockholder Rights

Unless otherwise specified in the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all the rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable and transferable solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying Stock Award is nonforfeitable and transferable and the Committee may provide that such dividends shall be deemed to have been reinvested in additional shares of Common Stock.  During the period that the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX.
PERFORMANCE UNIT AWARDS

9.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will, subject to Section 5.03, specify the number of shares of Common Stock or other securities or property covered by such awards or the formula by which the number of shares of Common Stock or other securities or property covered by such awards will be determined.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.	Earning the Award

The Committee, on the date of the grant of an award, may prescribe that a Participant’s rights in the Performance Units shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.

9.03.	Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of Common Stock, by the delivery of other securities or property or a combination thereof.  A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof.  The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.	Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock.  After an award of Performance Units is earned and settled in shares of Common Stock, a Participant will have all the rights of a stockholder as described in Section 8.04.

9.05.	Nontransferability

Except as provided in Section 9.06, Performance Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in any Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.	Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X.
INCENTIVE AWARDS

10.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Incentive Award is to be made.  The amount payable under all Incentive Awards shall be finally determined by the Committee; provided, however, that the maximum amount payable to an individual under all Incentive Awards granted in the same calendar year is $1,500,000.

10.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee, including the attainment of objectives stated with respect to one or more Performance Goals.  Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

10.03.	Nontransferability

Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

10.06.	Stockholder Rights

No participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XI.
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units and Stock Awards may be granted, the individual grant limits in Section 5.03 and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards and Performance Units shall be adjusted as determined by the Board in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of shares that affects the number of shares or kind of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XI by the Board shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Units and Stock Awards may be granted, the individual grant limits in Section 5.03 or the terms of outstanding Stock Awards, Options, SARs, Incentive Awards or Performance Units.

The Committee may make Stock Awards and may grant Options, SARs and Performance Units in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, SARs, Options or Performance Units shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII.
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Unit or Incentive Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Shares shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII.
GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

13.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12).  This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A.  If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

13.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Incentive Awards or a cash equivalent acceptable to the Committee.  Any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award or Incentive Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee.  If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

13.05.	Return of Awards; Repayment

Each Stock Award, Option, SAR, Performance Unit award and Incentive Award granted under the Plan, as amended and restated herein, is subject to the condition that the Company may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any Company “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or, as applicable, the date the Option or SAR was exercised or the date the Stock Award or Performance Unit award is vested or earned.

ARTICLE XIV.
CHANGE IN CONTROL

14.01.	Impact of Change in Control

Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become exercisable with respect to some or all of the shares of Common Stock covered by the awards, (ii) outstanding Stock Awards to become transferable and nonforfeitable with respect to some or all of the shares of Common Stock covered by the awards and (iii) outstanding Performance Units and Incentive Awards to become earned and nonforfeitable in whole or in part.

14.02.	Assumption Upon Change in Control

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Incentive Award, Stock Award or Performance Unit shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Incentive Award, Stock Award or Performance Unit being assumed or substituted.  The assumed or substituted award shall have an intrinsic value, as of the Control Change Date, that is substantially equal to the intrinsic value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

14.03.	Cash-Out Upon Change in Control

In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Incentive Award, Stock Award and Performance Unit shall be cancelled, in whole or in part, in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction.  The amount of the cancellation payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award or Performance Unit, (iii) the value of the other securities or property in which the Performance Unit is denominated or (iv) the amount payable under an Incentive Award on account of meeting all Performance Goals or other performance objectives.  If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 14.03 or 14.04 without any payment to the Participant.

14.04.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999.  As provided in this Section 14.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 14.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 14.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 14.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 14.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.  For purposes of this Section 14.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 14.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

ARTICLE XV.
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of a Participant with respect to outstanding awards without the Participant’s consent.  In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE XVI.
DURATION OF PLAN

No Stock Award, Performance Unit award, Incentive Award, Option or SAR may be granted under this Plan after February 18, 2024.  Stock Awards, Performance Unit awards, Incentive Awards, Options and SARs granted before such date shall remain valid in accordance with their terms.

ARTICLE XVII.
EFFECTIVE DATE OF PLAN

Options, SARs, Stock Awards, Performance Units and Incentive Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, provided that, this Plan shall not be effective unless the votes cast in favor of the Plan by the stockholders of the Company exceed the votes cast opposing such proposal at a duly constituted meeting of the stockholders of the Company.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 22, 2014

Meeting Information
SHENANDOAH TELECOMMUNICATIONS COMPANY	Meeting Type: Annual Meeting
For holders as of: February 28, 2014
Date: April 22, 2014 Time: 11:00 AM
Location: Shenandoah Telecommunications Auditorium 500 Shentel Way Edinburg, VA 22824

You are receiving this communication because you hold shares in the company named above.
SHENANDOAH TELECOMMUNICATIONS COMPANY 500 SHENTEL WAY P.O. BOX 459
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

EDINBURG, VA 22824-0459
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT                                                                    ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow  (located on the following page) and visit: www.proxyvote.com.
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How To Vote
Please Choose One of the Following Voting Methods

Vote By Internet:  To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow    (located on the following page) available and follow the instructions.

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Vote In Person: If you plan to vote in person you will need to request a ballot to vote these shares when you arrive at the meeting.

Voting Items

The Board of Directors  recommends  you vote FOR the following:

1.	Election of Directors

Nominees:
01)	Douglas C. Arthur
02)	Tracy Fitzsimmons
03)	John W. Flora

The Board of Directors  recommends  you vote FOR the following  proposals:

2.	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.

3.	To consider and approve, in a non-binding vote, the Company's named executive officer compensation.

4.	To approve the Company's 2014 Equity Incentive Plan.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement  thereof.

SHENANDOAH TELECOMMUNICATIONS COMPANY 500 SHENTEL WAY P.O. BOX 459 EDINBURG, VA 22824-0459	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand  when  you access the web site and follow the instructions  to obtain  your records and to create  an electronic voting instruction form.

VOTE BY PHONE - 1-800-690 6903

Use any touch-tone   telephone   to transmit  your voting instructions  up until 11:59  p.m.  Eastern  Time  the  day before  the  cut-off  date  or meeting  date. Have your proxy card in hand when you call and then  follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If  you would  like to  reduce  the  costs  incurred  by our  company  in mailing proxy materials,  you can  consent to receiving  all  future proxy statements, proxy cards  and  annual  reports  electronically via e-mail or the  Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,  indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67506-P48495	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHENANDOAH TELECOMMUNICATIONS COMPANY				For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:						number(s) of the nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees:

	01)	Douglas C. Arthur
	02)	Tracy Fitzsimmons
	03)	John W. Flora

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.						☐	☐	☐

3.	To consider and approve, in a non-binding vote, the Company's named executive officer compensation.						☐	☐	☐

4.	To approve the Company's 2014 Equity Incentive Plan.						☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

				Yes	No

Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s)  hereon. When  signing as attorney,  executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Annual  Meeting:
The Notice of Meeting,  Proxy Statement  and Annual Report are available at www.proxyvote.com.

M67507-P48495

SHENANDOAH  TELECOMMUNICATIONS COMPANY
Annual  Meeting  of Shareholders
April 22, 2014 11:00 AM
This proxy is solicited  by the Board of Directors

The undersigned hereby appoints Douglas C. Arthur, Ken L. Burch, and James E. Zerkel II, and each of them, as Proxies with full power of substitution, to vote all common stock of SHENANDOAH TELECOMMUNICATIONS COMPANY that the undersigned is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 11:00 AM, EST on April 22, 2014, at the Shenandoah Telecommunications Auditorium, 500 Shentel Way, Edinburg, VA 22824, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side